CERTIFICATE OF DESIGNATION
                                       OF
                        SERIES A CUMULATIVE PARTICIPATING
                                 PREFERRED STOCK
                                       OF
                           VALENTINE ACQUISITION CORP.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


          Valentine    Acquisition   Corp.,   a   Delaware    corporation   (the
"Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there is hereby created, out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Cumulative Participating Preferred Stock (the "Series A Preferred Stock"), to consist of 4,981,128 shares, par value $.01 per share, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Series A Preferred Stock):

          Section 1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

          "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

          "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or The Nasdaq National Market System ("NMS"), "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the NMS as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, "Current Market Price" shall mean the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations or other means as it reasonably considers appropriate.

          "Dividend Payment Date" shall have the meaning set forth in subsection 2(a) below.

          "Dividend Period" shall have the meaning set forth in subsection 2(a).

          "Final Redemption Date" shall have the meaning set forth in subsection 4(d) below.

          "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

          "Junior Stock" shall mean, for purposes of Sections 2 and 8 below, the Common Stock and any other class or series of stock of the Corporation issued after the Initial Issue Date not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of Sections 3 and 8 below, any class or series of stock of the Corporation issued after the Initial Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

          "Mandatory Redemption Date" shall have the meaning set forth in subsection 4(e) below.

          "Mandatory Redemption Price" shall have the meaning set forth in subsection 4(e) below.

          "Parity Stock" shall mean any other class or series of stock of the Corporation issued after the Initial Issue Date entitled to receive, on a parity with the Series A Preferred Stock, payment of dividends or assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

          "Redemption Agent" shall have the meaning set forth in subsection 4(c) below.

          "Redemption Date" shall have the meaning set forth in subsection 4(a) below.

          "Redemption Notice" shall have the meaning set forth in subsection 4(a) below.

          "Redemption Price" shall mean the price to be paid upon redemption of the Series A Preferred Stock, as determined in accordance with subsection 4(a) below.

          "Senior Stock" shall mean any class or series of stock of the Corporation issued after the Initial Issue Date ranking senior to the Series A Preferred Stock in respect of either or both the right to receive dividends or the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

          "Subscription Price" shall mean $11.64.

          "Subsidiary" shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination in being made, owned by the Corporation, whether directly or indirectly through one or more Subsidiaries.

          "Trading Day" shall mean any day on which the securities in question are traded on the New York Stock Exchange ("NYSE"), or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or if not listed or admitted for trading on any national securities exchange, on the NMS, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

          Section 2. Dividends.

                  (a) Subject to the prior preferences and other rights of any Senior Stock, the holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, cash dividends at the rate of four (4) percent of the Subscription Price per annum for each dividend period ending on or prior to June 30, 2003 and at a rate of seven (7) percent of the Subscription Price per annum thereafter. Such dividends shall be cumulative from the Initial Issue Date and shall be payable in arrears, when and as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a "Dividend Payment Date"), commencing on September 30, 2000. The quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as their names appear on the share register of the Corporation on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board of Directors of the Corporation with respect to the dividend payable on such respective Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  (b) In the event that full cash dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and of any Parity Stock, and funds available shall be insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the Series A Preferred Stock shall cumulate as provided in subsection 2(c) below.

                  (c) If, on any Dividend Payment Date, the holders of the Series A Preferred Stock shall not have received the full dividends provided for in the other provisions of this Section 2, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon for each succeeding full Dividend Period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day-to-day basis and shall be computed on the basis of a 30 day month.

                  (d) In the event any  dividends  are declared  with respect to the Common Stock, Junior Stock or Parity Stock (each, a "Participation Dividend"), the holders of the Series A Preferred Stock as of the record date established by the Board of Directors for the Participation Dividend shall be entitled to receive as additional dividends (the "Additional Dividends"), an amount in cash of the Corporation, the aggregate amount of which shall equal 33-1/3% of the Participation Dividend. If such Participation Dividend is in a form other than cash, the total aggregate Participation Dividend shall be calculated based upon (i) the Current Market Price of Common Stock on the Trading Day immediately preceding the record date for such Participation Dividend, if such Participation Dividend shall be in the form of additional shares of Common Stock and the Common Stock is traded or listed, or (ii) the fair market value of the Common Stock, if the Common Stock is not traded on a national securities exchange or listed on the NMS, or any other form of dividend, the value of which shall be determined by the Board of Directors in good faith. Additional Dividends shall be allocated pro rata on a share-by-share basis among the holders of the Series A Preferred Stock as of the record date. The Additional Dividends shall be payable on the payment date of the Participation Dividend established by the Board of Directors (the "Additional Dividend Payment Date"). The record date for any such Additional Dividends shall be the record date for the applicable Participation Dividend, and any such Additional Dividends shall be payable to the persons in whose name the Series A Preferred Stock is registered at the close of business on the applicable record date.

                  (e)  Additional   Dividends  shall  begin  to  accrue  and  be
cumulative on the outstanding shares of Series A Preferred Stock from the Additional Dividend Payment Date, whether or not there shall be funds of the Corporation legally available for the payment of such dividends. Accrued but unpaid dividends shall not bear interest.

          Section 3. Distributions Upon Liquidation, Dissolution or Winding Up.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid the Subscription Price of all outstanding shares of Series A Preferred Stock as of the date of such liquidation or dissolution or such other winding up, plus an amount equal to all dividends accrued but unpaid thereon together with any Additional Dividends due thereon (in each case whether or not declared) to and including the date of final distribution to such holders. If, upon any liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

                  (b) If payment pursuant to Section 3(a) shall have been made in full to the holders of the Series A Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation (the "Remaining Funds") shall be distributed to the holders of the Series A Preferred Stock and the holders of the Common Stock, (i) 25% of the total aggregate distribution of Remaining Funds to the Series A Preferred Stock to be allocated among the holders of the Series A Preferred Stock pro rata on a share-by-share basis, and (ii) 75% of the total aggregate distribution of Remaining Funds to the holders of the Common Stock.

          Section 4. Redemption by the Corporation.

                  (a) At any time after the fifth anniversary of the Initial Issue Date, the Corporation may, upon sixty (60) days written notice (the "Redemption Notice") to the holders of the Series A Preferred Stock, redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock for cash in an amount per share equal to the Subscription Price together, in the case of any such redemption, with any accrued but unpaid dividends thereon and any Additional Dividends due thereon (in each case, whether or not declared) to and including the date fixed for redemption (the "Redemption Date").

                  (b) Each Redemption Notice shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than sixty (60) days prior to the date fixed for redemption (i) notifying such holders of the election of the Corporation to redeem such shares and of the date of redemption, (ii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the Redemption Price therefor, and (iii) stating the name and address of any Redemption Agent selected by the Corporation in accordance with subsection 4(c) below, and the name and address of the Corporation's transfer agent for the Series A Preferred Stock. The Corporation may act as the transfer agent for the Series A Preferred Stock.

                  (c) Prior to the date on which there shall have been a public distribution of the Series A Preferred Stock, the Corporation may act as the redemption agent to redeem the Series A Preferred Stock. Thereafter the Corporation shall appoint as its agent for such purpose a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000), and may appoint any one or more additional such agents which shall in each case be a bank or trust company in good standing organized under the laws of the United States of America or of any jurisdiction thereof, having an office or offices in the City of New York, or such other place as shall have been designated by the Corporation, and having capital, surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000). The Corporation or such bank or trust company are hereinafter referred to as the "Redemption Agent." Following such appointment and prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least two business days prior to the Redemption Date, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders.

                  (d) If a Redemption Notice shall have been given in accordance with the above provisions and the Corporation shall not default in the payment of the Redemption Price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the Redemption Date. If the Corporation shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Series A Preferred Stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder. The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

                  (e) On the fifteenth anniversary of the Initial Issue Date (the "Mandatory Redemption Date"), the Corporation shall redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock for cash in an amount per share equal to the Subscription Price together with any accrued but unpaid dividends and any Additional Dividends due thereon (in each case, whether or not declared) as of such date (the "Mandatory Redemption Price"). Not more than sixty (60) nor less than thirty (30) days prior to the Mandatory Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series A Preferred Stock, at such holder's address as it shall appear upon the stock transfer books of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the date that is the Mandatory Redemption Date, the Mandatory Redemption Price, the identification of the shares to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed and that dividends on the shares of the Series A Preferred Stock cease to accumulate on the Mandatory Redemption Date. On or after the Mandatory Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Mandatory Redemption Price in the manner set forth in the notice. If, on the Mandatory Redemption Date, funds in cash in an amount sufficient to pay the aggregate Mandatory Redemption Price for all outstanding shares of Series A Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Mandatory Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Mandatory Redemption Price upon surrender of their certificates therefor) shall terminate. If at the Mandatory Redemption Date, the Company does not have sufficient funds legally available to redeem all the outstanding shares of Series A Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall purchase as many shares of Series A Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series A Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series A Preferred Stock.

          Section 5. Conversion Rights. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

          Section 6. Voting Rights.

                  (a) The holders of the issued and outstanding shares of Series A Preferred Stock shall have no voting rights except as set forth herein and as required by law. Except as otherwise provided, in all cases where the holders of shares of Series A Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively.

                  (b) So long as at least 10% of the shares of Series A Preferred Stock remain issued and outstanding, the holders of Series A Preferred Stock shall have the exclusive right, voting as a single class, to elect one (1) director to serve on the Board of Directors (the "Series A Director"). In any such election, the holders of the Series A Preferred Stock shall be entitled to cast one vote per share of Series A Preferred Stock held of record on the record date for the determination of the holders of Series A Preferred Stock entitled to vote on such election. The initial Series A Director shall be elected by vote of the holders of shares of Series A Preferred Stock outstanding on the Initial Issue Date; and thereafter the Series A Director shall be elected at the same time as the other directors are elected. The Series A Director shall serve until the annual meeting of stockholders of the Corporation at which the term of other directors expire or until the Series A Director's successor shall be elected and shall qualify. Any Series A Director may be removed by, and shall not be removed other than by, the majority vote of the holders of then outstanding shares of Series A Preferred Stock, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and By-Laws of the Corporation. If for any reason a vacancy exists, by reason of death, resignation, retirement, disqualification, removal or otherwise, such vacancy shall be filled by the holders of the Series A Preferred Stock voting as a separate class in accordance with the voting procedures set forth in this Section 6(b). The Series A Director shall be appointed by the Board of Directors to serve on each and every committee of the Board of Directors.

          Section 7. Capital. On any redemption of Series A Preferred Stock, the Corporation's capital shall be reduced by an amount equal to the Subscription Price multiplied by the number of shares of Series A Preferred Stock redeemed on such date.

          Section 8. Covenants. In addition to any other rights provided by law, so long as any Series A Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote at a meeting of the holders of Series A Preferred Stock called for such purpose or the written consent of the holders of not less than seventy-five percent (75%) of such outstanding shares of Series A Preferred Stock, will not:

                  (a) increase or decrease the authorized amount or issue additional shares of Series A Preferred Stock or create any other class of Parity Stock or Senior Stock or increase the authorized amount of any such other class, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

                  (b) other than as set forth in subsection 8(a) above, (i) amend, alter or repeal any provision of, or add any provision to the Certificate of Incorporation, this Certificate or the By-Laws so as to adversely affect or change the rights, preferences, privileges or powers of or the restrictions provided for the benefit of any Series A Preferred Stock or (ii) merge or consolidate with or into any other person, or sell substantially all of its assets or business to any other person, provided however that nothing herein shall prevent Edwards Novacor LLC, a Delaware limited liability company, from merging with and into the Corporation so long as the Corporation is the surviving entity;

                  (c) reclassify any class or series of any Junior Stock into Parity Stock or Senior Stock or reclassify any series of Parity Stock into Senior Stock;

                  (d) pay or declare any dividend on any Junior Stock (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares) without prior thereto or simultaneously therewith paying any accrued (whether or not declared) but unpaid Series A Preferred Dividends, so long as the Series A Preferred Stock remains outstanding;

                  (e) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any Junior Stock; or

                  (f)   materially   change  the   principal   business  of  the
Corporation; and

                  (g) take any action which decreases the number of directors on the Board of Directors, such that, at any time, the Board of Directors has less than five (5) directors.

          Section 9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

          Section 10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          Section 11. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          Section 12. Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock issuable in series, undesignated as to series and may be redesignated and reissued.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Roderick M. Bryden, its President, and attested by Ian W. Malone, its Secretary, this 29th day of June, 2000.



By:/s/ Roderick M. Bryden
   ------------------------------
   Name:   /s/ Roderick M. Bryden
   Title:  President


Attested:


By:  /s/ Ian W. Malone
   ------------------------------
   Name:  Ian W. Malone
   Title: Secretary